                                                                      EXHIBIT 99

                        MASTER STOCK PURCHASE AGREEMENT

                                    Between

                        WARBURG, PINCUS INVESTORS, L.P.

                                      AND

                        CABLEVISION SYSTEMS CORPORATION

                                  DATED AS OF

                                  MAY 10, 1996

                        MASTER STOCK PURCHASE AGREEMENT


     Master Stock Purchase Agreement (this "Agreement") dated as of this 10th day of May 1996, between Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Stockholder"), and Cablevision Systems Corporation, a Delaware corporation ("Purchaser").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Stockholder is the owner of (i) all the issued and outstanding shares of capital stock (the "Stock") of each of WP Cable, Inc. and WP Nashoba Cable, Inc., each a Delaware corporation (each a "Company" and, together, the "Companies"), and (ii) 10,620.75 shares of Series A Participating Preferred Stock, liquidation preference $10,000 per share (the "ARCS Shares"), of A-R Cable Services, Inc., a Massachusetts corporation ("ARCS"), and 60 shares of Common Stock, par value $0.01 per share, and 3,725.76 shares of Preferred Stock, par value $0.01 per share (collectively, the "Framingham Shares" and, together with the ARCS Shares, the "Shares"), of Cablevision of Framingham Holdings, Inc., a Delaware corporation ("Framingham"); and

     WHEREAS, Purchaser is desirous of purchasing from Stockholder the Stock and the Shares on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the Parties agree as follows:

     1.  PURCHASE AND SALE.

     1.1.  Purchase Prices for Stock and Shares.  On the terms and subject to
           ------------------------------------
the conditions set forth in this Agreement, Stockholder hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Stockholder, the Stock and the Shares at the following Purchase Prices (each, as it may be adjusted pursuant to the provisions of this Agreement (including without limitation pursuant to an Adjustment), a "Purchase Price"):

           DESCRIPTION             PURCHASE PRICE
           -----------             --------------

ARCS Shares                         $ 106,700,000

Stock of WP Cable, Inc.                37,000,000

Framingham Shares                       7,500,000*
Stock of WP Nashoba Cable, Inc.        31,800,000

- ---------------
 * The Purchase Price for the Framingham Shares shall be this amount, reduced by the amount of any outstanding principal and accrued and unpaid interest, determined as of the Closing Date with respect to the Framingham Shares, on the Framingham Partners Loan.

          1.2  Deliveries at Closing.  On each Closing Date corresponding to the
               ---------------------
purchase and sale herein contemplated of the Stock of a Company or the ARCS Shares or the Framingham Shares (each, a "Closing"), Stockholder shall deliver
                                          -------
to Purchaser, stock certificates representing all issued and outstanding Stock in such Company, or the ARCS Shares or Framingham Shares, as the case may be, duly endorsed and in form suitable for transfer to Purchaser (or one or more of its designated Subsidiaries), and

Purchaser shall deliver to Stockholder by wire transfer of immediately available funds to an account designated by Stockholder the aggregate amount of the Purchase Price, subject to Adjustment, with respect to such Company or such Shares, as the case may be.

          1.3. Purchase of Framingham Partners Loan.  On the Closing Date with
               ------------------------------------
respect to the Framingham Shares and contemporaneous with the purchase and sale thereof pursuant to Section 1.1, Purchaser shall purchase or cause to be purchased from Stockholder, and Stockholder shall sell to Purchaser (or one or more of its designated Subsidiaries), the $700,000 loan evidenced by the Subordinated Note Due August 9, 2004, of Cablevision of Framingham, Inc. held by Stockholder (the "Framingham Partners Loan") at a purchase price equal to the
                  ------------------------
outstanding principal amount thereof plus accrued and unpaid interest, if any, thereon.

          2.   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

          Stockholder hereby represents and warrants to Purchaser as follows:

          2.1.  Due Organization.  Stockholder is a limited partnership duly
                ----------------
organized, validly existing and in good standing under the laws of Delaware.

          2.2.  Authority, Validity and Enforceability.  Stockholder has full
                --------------------------------------
partnership and corporate power and authority to enter into this Agreement, to perform all of its obligations hereunder, including without limitation to sell, transfer, assign and deliver the Stock and the Shares to Purchaser and to consummate each of the transactions contemplated hereby, including without limitation the transactions contemplated by the Swap Agreement (collectively, the "Transactions"). This
                                                       ------------
Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and subject to the application of equitable principles in any action.

          2.3.  Consents and Approvals.  Except as set forth in Schedule 2.3, no
                ----------------------
consent or approvals of, notice to, or filing or registration with, any lender, security holder or any other Person, or of, to, or with any court, regulatory authority or other governmental authority, is required in connection with the execution and delivery of this Agreement by Stockholder and its consummation of the Transactions.

          2.4.  Non-contravention.  The execution, delivery and performance by
                -----------------
Stockholder of, and its compliance with the terms of, this Agreement and its consummation of the Transactions does not and will not conflict with or result in a breach or violation of any of its organizational and governance documents, any of the terms, conditions or provisions of any material contract, document, instrument or agreement to which it is a party, any law, governmental rule or regulation applicable to it, or any order, writ, injunction or decree of any court or governmental authority binding on it or its properties; and there is no condition, term or provision of any instrument, document or agreement to which it is a party or under which it is obligated that would prohibit, restrict or impair the consummation of the Transactions.

          2.5.  Absence of Proceedings.  There are no actions or proceedings
                ----------------------
pending, or, to the best knowledge of Stockholder, threatened against or affecting Stockholder or any of its properties or assets before any court or administrative agency or arbitral tribunal or other body that are likely, individually or in the aggregate, to have a material adverse effect on its ability to carry out the Transactions.

          2.6.  Marketable Title.  Purchaser will receive, on each Closing Date,
                ----------------
good, valid and marketable title to the Stock or the Shares, as the case may be, to which such Closing Date relates, free and clear of all Liens.

          2.7.  Due Incorporation, Qualification and Authority.  Each Company is
                ----------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Company has all requisite corporate power and authority and, as of the Closing Date with respect to such Company, will hold all licenses, permits and other required authorizations from governmental authorities necessary to own its assets. As of such Closing Date, each Company shall be duly qualified or licensed and in good standing as a foreign corporation in each juris-diction wherein the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary. Neither the certificate of incorporation nor the by-laws or other constituent document of either of the Companies nor any agreement to which either of the Companies is bound conflicts with or restricts the execution and delivery of this Agreement by Stockholder or the consummation of the Transactions.

          2.8.  Capitalization.  Each Company's authorized capitalization
                --------------
consists solely of 1,000 shares of Common Stock, par value $.01 per share, of which 227.27 shares with respect to WP Cable, Inc. and 100 shares with respect to WP Nashoba Cable, Inc. (constituting all the issued and outstanding shares of Stock of each such Company) are validly issued and outstanding, fully paid and nonassessable. The Stock, which is the only issued and outstanding equity securities of the Companies, and, except as described on Schedule 2.8, the Shares are owned by Stockholder free and clear of all Liens. No Person is entitled to any preemptive rights with respect to the purchase or sale of any securities of either Company.

          2.9. Assets of Companies.  The assets of each Company consist solely
               -------------------
of the interests described below, which assets are owned by such Company free and clear of all Liens and are the only assets in which such Company has ever held an interest:


COMPANY                               ASSETS
- -------                               ------

WP Cable Inc.    The general partnership interest in CVN,
                 described in the CVN Partnership Agreement.
WP Nashoba       (i) The general partnership in ARCP, described
 Cable, Inc.     in the Amended and Restated Agreement of
                 General Partnership of ARCP, dated as of
                 January 14, 1994 and amended as of June 30,
                 1994; and (ii) the $3,500,000 loan evidenced by
                 a Subordinated Note due July 1, 2002, of ARCP.

          2.10.  Absence of Liabilities.  Each Company has no debts,
                 ----------------------
liabilities, or obligations whatsoever, whether known or unknown, fixed or contingent other than such liabilities or obligations that may have accrued to it solely in its capacity as a stockholder or partner, as the case may be, holding the equity interest described with respect to such Company in Section 2.9.

          2.11.  Tax Returns.  Except as set forth in Schedule 2.11 hereto, (a)
                 -----------
all Tax Returns that are required to be filed by or with respect to the Companies have been duly filed, all such Tax Returns accurately reflect all the relevant information received from Purchaser relating to the partnership interest described with respect to such Company in Section 2.9, and all such Tax Returns are true and complete in all material respects insofar as they relate to items other than such partnership interest, (b) all Taxes shown to be due on the Tax Returns referred to in clause (a) have been paid in full, (c) all deficiencies asserted or assessments made as a result of any examinations of such Tax Returns by federal, state or local taxing authorities have been paid in full, and (d) no issues that have been raised by any taxing authority in connection with the examination of any such Tax Returns are currently pending.

          2.12.  No Broker's or Finder's Fees.  No brokerage commissions or
                 ----------------------------
finder's fees have been incurred by Stockholder or any of its Affiliates in connection with the sale of the Stock and the Shares to Purchaser or the Transactions.

          3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Stockholder as follows:

          3.1.  Accredited Investor.  Purchaser is an "accredited investor"
                -------------------
within the meaning of the Securities Act of 1933 (the "Securities Act") and is acquiring the Stock and the Shares for its own account for investment purposes only and not with a present view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Purchaser acknowledges its understanding that the offering and sale of the Stock and the Shares is intended to be exempt from registration under the Securities Act by virtue of
Section 4(2) thereof.

          3.2.  Due Incorporation.  Purchaser is a corporation duly organized,
                -----------------
validly existing and in good standing under the laws of Delaware.

          3.3  Authority, Validity and Enforceability.  Purchaser has full
               --------------------------------------
corporate power and authority to enter into this Agreement, to perform all its obligations hereunder, including without limitation to consummate the Transactions.

This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and subject to the application of equitable principles in any action.

          3.4  Consents and Approvals.  Except as set forth in Schedule 3.4, no
               ----------------------
consent or approvals of, notice to, or filing or registration with, any lender, security holder or any other Person, or of, to, or with any court, regulatory authority or other governmental authority, is required in connection with the execution and delivery of this Agreement by Purchaser and its consummation of the Transactions.

          3.5  Non-contravention.  The execution, delivery and performance by
               -----------------
Purchaser of, its compliance with the terms of this Agreement and its consummation of the Transactions does not and will not conflict with or result in a breach or violation of any of its organizational and governance documents, any of the terms, conditions or provisions of any material contract, document, instrument or agreement to which it is a party, any law, governmental rule or regulation applicable to it, or any order, writ, injunction or decree of any court or governmental authority binding on it or its properties; and there is no condition, term or provision of any instrument, document or agreement to which it is a party or under which it is obligated that would prohibit, restrict or impair the consummation of the Transactions.

          3.6  Absence of Proceedings.  There are no actions or proceedings
               ----------------------
pending, or, to the best knowledge of Purchaser, threatened against or affecting Purchaser or any of its properties or assets before any court or administrative agency or arbitral tribunal or other body that are likely, individually or in the aggregate, to have a material adverse effect on its ability to carry out the Transactions.

          3.7  Change of Control.  Purchaser is not, as of the date of this
               -----------------
Agreement, engaged in any negotiations that could reasonably be expected to result in a Change of Control.

          3.8  No Broker's or Finder's Fees.  No brokerage commissions or
               ----------------------------
finder's fees have been incurred by Purchaser or any of its Affiliates in connection with the sale of the Stock and the Shares to Purchaser or the Transactions.

          4.  COVENANTS.

          4.1.  Prohibited Transactions.  (a)  Stockholder covenants and agrees
                -----------------------
with Purchaser that, from the date of this Agreement through the Closing Date with respect to each Company, without the consent of Purchaser:

          (i) such Company shall not become a party to any merger or consolidation or any agreement other than this Agreement;

          (ii) such Company shall not voluntarily dissolve, liquidate or wind up its affairs or carry out any partial liquidation of its assets;

          (iii) such Company shall not purchase or redeem any shares of its capital stock or declare any dividend or make any distribution in cash or property;

          (iv) such Company shall not authorize, create or issue any shares of capital stock or any options, warrants or other rights to acquire any capital stock or any security convertible into or exercisable or exchangeable for any capital stock;

          (v) Stockholder shall not transfer, encumber, sell, assign or otherwise dispose of any shares of capital stock of such Company or grant any options, warrants or other rights to acquire any such stock or any security convertible into or exercisable or exchangeable for any such capital stock;

          (vi) such Company shall not sell, transfer, convey, pledge, hypothecate or otherwise encumber or dispose of, enter into any agreement or transaction to sell, transfer, convey, pledge, hypothecate or otherwise encumber or dispose of, any of its assets; and

          (vii) such Company shall not amend its Certificate of Incorporation or By-Laws.

          (b) Stockholder covenants and agrees with Purchaser that, from the date of this Agreement through each Closing Date with respect to the Shares, without the consent of Purchaser, Stockholder shall not transfer, encumber, sell, assign or other-wise dispose of the Shares to which such Closing Date relates or, in the case of the Closing Date with respect to the Framingham Shares, the Framingham Partners Loan, or grant any options, warrants or other rights to acquire any such Shares, or such loan, or any security convertible into or exercisable or exchangeable for any such Shares or such loan.

          4.2.  Ordinary Course.  Purchaser and Stockholder each covenants and
                ---------------
agrees that neither it nor any of its Affiliates will take any steps that would cause, (a) from the date of this Agreement through the Closing Date with respect to each Company (i) the business of CVN, in the case of the Closing Date with respect to WP Cable, Inc., and (ii) the business of ARCP, in the case of the Closing Date with respect to WP Nashoba Cable, Inc., to be conducted other than in the ordinary and usual course, or (b) from the date of this Agreement through each Closing Date with respect to the Shares, the business of the entity the Shares of which are being purchased and sold on such Closing Date, to be conducted other than in the ordinary and usual course, except in each case (a) and (b), as may be necessary to give effect to the provisions of this Agreement.

          4.3.  Consummation of Swap.  Purchaser and Stockholder each covenants
                --------------------
and agrees to use its best efforts to cause the transactions contemplated by the Purchase Agreement, dated August 10, 1993, by and among A-R Cable Services, Inc., Purchaser and CSC Acquisition--MA, Inc. (the "Swap Agreement"), to be consummated as promptly as possible.

          4.4.  Registrations, Filings and Consents.   Stockholder and Purchaser
                -----------------------------------
will cooperate and use their respective best efforts, from time to time after the date hereof and after each Closing Date, to promptly make all registrations, filings and applications, to give all notices, consents, approvals and waivers, and to obtain any governmental or other consents, approvals, orders, qualifications and waivers deemed by Purchaser to be necessary or desirable to facilitate the Transactions, including without limitation (but subject to the rights of Stockholder pursuant to the proviso set forth in Section 9.3(a) of this Agreement) (i) the waiver or amendment of any financial covenant applicable under any credit agreement to which a Cable Operating Entity may be a party, and
(ii) the waiver by Stockholder of any rights it may have under any Operative Agreement as the result of a financial covenant default by a Cable Operating Entity under any credit agreement to which the Cable Operating Entity is a party. Each Party periodically and from time to time on reasonable request by the other Party, shall inform the other Party as to the status of any applications or proceedings relating to any such consents, transfers, approvals, orders, qualifications or waivers.

          4.5.  Payments Upon Change in Control.  If a Change of Control of
                -------------------------------
Purchaser occurs on or prior to the first anniversary of the date of this Agreement, Purchaser shall be obligated to pay to Stockholder the sum of $10,000,000 on the later of (i) the tenth Business Day following such Change of Control and (ii) the

Closing Date on which the last of the interests to be purchased hereunder are so purchased and sold; provided, however, that if one or more, but not all,
                    --------  -------
possible Closing Dates under this Agreement has occurred prior to the date that is nine (9) months after the date of this Agreement (the "Nine-Month Date"), the "last Closing Date" referred to in this clause (ii) shall be the Nine-Month Date.

          4.6.  Noncompete.  For a period of five years following the date of
                ----------
this Agreement, neither Stockholder nor any of its Affiliates shall own, operate, manage or control, or engage in or possess an interest in any other business or venture that (i) owns, operates, manages or controls, any CATV System or other business or operation providing the same or equivalent services as the CATV Systems owned as of the date of this Agreement directly or indirectly by a Cable Operating Entity or any of their respective Subsidiaries, and (ii) operates wholly or partly within a franchise area with respect to which a Cable Operating Entity or any of their respective Subsidiaries has the right as of the date of this Agreement to operate a CATV System (a "Competing
                                                              ---------
Business"); provided, however, that nothing contained in this Section 4.6 shall
            --------  -------
prohibit any Person from (i) owning ten percent (10%) or less of the voting and other securities of any publicly traded company or (ii) owning, operating, managing, controlling, or engaging in or possessing any interest in any Competing Business that is a Competing Business solely because it owns, operates, manages or controls, a business or operation that delivers program services and reception to customers within any such franchise area by means of a satellite distribution system, including without limitation any direct broadcast satellite service.

          4.7  Further Assurances.  Each of the Parties shall, from time to time
               ------------------
after the date hereof and after each Closing Date, upon the request of the other Party, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other Party to further effectuate the intents and purposes of this Agreement, including without limitation (but subject in the case of clause (ii) and (iii) below to the rights of Stockholder pursuant to the proviso set forth in Section 9.3(a) of this Agreement) (i) the transactions contemplated by the Swap Agreement, (ii) the waiver or amendment of any financial covenant applicable under any credit agreement to which a Cable Operating Entity may be a party, (iii) the waiver by Stockholder of any rights it may have under any Operative Agreement as the result of a financial covenant default by a Cable Operating Entity under any credit agreement to which the Cable Operating Entity is a party, and (iv) the termination of the GECC Guaranty and Pledge Agreement. In furtherance of the foregoing each Party agrees to use good faith efforts to cause the conditions to the obligations of the other Party to be satisfied.

          4.8  Termination of Agreements.  The Parties agree that, upon each
               -------------------------
Closing, the agreements entered into by the Parties or their Subsidiaries prior to the date of this Agreement relating to the Cable Operating Entity issuing the Shares, or to the Cable Operating Entity in which an interest is held by the Company issuing the Stock, to which such Closing relates, which agreements are listed on Schedule 4.8 (the "Operative Agreements"), shall terminate and be of
                             --------------------
no further effect. The Parties shall take all steps necessary to give effect, and to cause their Subsidiaries to give effect, to this Section 4.8.

          5.  CONDITIONS TO PURCHASER'S OBLIGATIONS.

          The obligations of Purchaser to purchase the Stock of a Company, the ARCS Shares or the Framingham Shares, as the case may be (the "Transferred
                                                               -----------
Property"), pursuant to this Agreement at the Closing relating thereto are
- --------
subject, in the discretion of Purchaser, to the satisfaction of, or waiver by Purchaser of, each of the following conditions:

          5.1.  Consents, etc., to Swap.  On or prior to the first Closing Date
                -----------------------
to occur, Stockholder and its Affiliates shall have given all consents, approvals and waivers, made all filings and delivered all notices (including without limitation all such consents, approvals, waivers, filings and notices to be given or delivered to any lenders) necessary or desirable for the consummation of the transactions contemplated by the Swap Agreement.

          5.2.  Agreements and Conditions.  On or before such Closing Date,
                -------------------------
Stockholder shall have complied with and duly performed, in all material respects, all agreements and conditions on its part required to be complied with or performed pursuant to or in connection with this Agreement on or before such Closing Date with respect to such Transferred Property and the Company, ARCS or Framingham (the "Transferred Entity"), as the case may be, that issued such
                 ------------------
Transferred Property.

          5.3.  Bring-Down of Representations and Warranties.  The
                --------------------------------------------
representations and warranties of Stockholder contained in this Agreement, insofar as such Transferred Entity and Transferred Property is concerned, shall be true and correct in all material respects on and as of such Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such Closing Date.

          5.4.  No Legal Proceedings.  No action shall have been instituted to
                --------------------
restrain or prohibit the acquisition by Purchaser, or the conveyance by Stockholder, of the Transferred Property being sold on such Closing Date.

          5.5.  Certificate.  Purchaser shall have received a certificate dated
                -----------
such Closing Date and executed by an officer of Stockholder to the effect that, to the best of such officer's knowledge, each of the conditions expressed in paragraphs 5.2 to 5.4 has been fulfilled.

          5.6.  Resignations.  Stockholder shall have delivered to Purchaser the
                ------------
resignations of (i) each officer and director of such Company, (ii) in the case of the Closing relating to the ARCS Shares, the Person then serving as the Warburg Director (as such term is defined in the Letter Agreement) of A-R Cable Investments, Inc. and (iii) in the case of the Closings relating to WP Cable, Inc., and WP Nashoba Cable, Inc., the WP Representatives to the Partnership Committee of CVN and ARCP, respectively (as such terms are defined in the partnership agreements of such partnerships).

          5.7.  Receipt of Approvals.  On or prior to such Closing all consents
                --------------------
and approvals described in Schedule 3.4 shall have been received, all filings required to be made under the HSR Act shall have been made and the applicable waiting period under the HSR Act shall have expired or been terminated.

          6.   CONDITIONS TO STOCKHOLDER'S OBLIGATIONS.

          The obligations of Stockholder to sell the Transferred Property pursuant to this Agreement at the Closing relating thereto are subject, in the discretion of Stockholder, to the satisfaction of, or waiver by Stockholder of, each of the following conditions:

          6.1.   Agreements and Conditions.  On or before such Closing Date,
                 -------------------------
Purchaser shall have complied with and duly performed, in all material respects, all agreements and conditions on its part required to be complied with or performed pursuant to this Agreement on or before such Closing Date with respect to such Transferred Property and the related Transferred Entity.

          6.2.  Bring-Down of Representations and Warranties.  The
                --------------------------------------------
representations and warranties of Purchaser contained in this Agreement, insofar as such Transferred Entity and Transferred Property is concerned, shall be true and correct in all material respects on and as of such Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Closing Date, except that the representation and warranty of Purchaser set forth in Section 3.7 shall be deemed to have been made only on and as of the date of this Agreement; provided, however, that if the
                                      --------  -------
representation and warranty of Purchaser set forth in Section 3.7 shall not have been true and correct in all material respects on and as of the date of this Agreement, Purchaser shall be entitled to cure such defect by the payment to Stockholder of the amount set forth in Section 4.5, and thereupon the accuracy of such representation and warranty shall cease to be a condition to Stockholder's obligations to sell Transferred Property pursuant to this Agreement.

          6.3.  No Legal Proceedings.  No action shall have been instituted to
                --------------------
restrain or prohibit the acquisition by Purchaser, or the conveyance by Stockholder, of the Transferred Property being sold on such Closing Date.

          6.4.  Certificate.  Stockholder shall have received a certificate
                -----------
dated such Closing Date and executed by an officer of

Purchaser to the effect that, to the best of such officer's knowledge, each of the conditions expressed in Paragraphs 6.1 to 6.3 has been fulfilled.

          6.5.  Receipt of Approvals.  On or prior to such Closing, all consents
                --------------------
and approvals described in Schedule 2.3 shall have been received, all filings required to be made under the HSR Act shall have been made and the applicable waiting period under the HSR Act shall have expired or been terminated.

          6.6  ARCS Shares Closing.  In the case of the Closing with respect to
               -------------------
the ARCS Shares, the Closings or an extension of a Loan with respect to the Stock and the Framingham Shares shall have occurred prior or contemporaneous thereto.

          7.  SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION.

          7.1. All representations, warranties and covenants of Stockholder and Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except that the representation and warranty of Purchaser set forth in
Section 3.7 shall not survive any Closing.

          7.2.(a) Stockholder shall indemnify and hold harmless Purchaser and its officers, directors, agents and Affiliates from and against any and all Damages (other than Damages consisting of Taxes, for which liability, responsibility and indemnification provisions are set forth in Section 7.3) arising out of or based upon or with respect to (i) the failure of any representation and warranty made by Stockholder in this Agreement to be true and correct on the date of this Agreement and on the Closing Date to which such representation and warranty relates, and (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Stockholder contained in this Agreement.

          (b) Purchaser shall indemnify and hold harmless Stockholder and its officers, directors, partners, agents and Affiliates from and against any and all Damages (other than Damages consisting of Taxes, for which liability, responsibility and indemnification provisions are set forth in Section 7.3) arising out of or based upon or with respect to (i) the failure of any representation and warranty made by Purchaser in this Agreement (other than the representation and warranty set forth in Section 3.7, which shall not survive any Closing) to be true and correct on the date of this Agreement and on the Closing Date to which such representation and warranty relates, (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Purchaser contained in this Agreement and (iii) claims arising out of the activities of a Transferred Entity that (x) occur on or after the Closing or on or after the extension of a Loan with respect to such Transferred Entity (y) do not give rise to an indemnification claim against Stockholder pursuant to
Section 7.2(a) or Section 7.3, and have not otherwise been caused by Stockholder or any of its officers, directors, partners, agents or Affiliates, and (z) result in Damages payable by Stockholder with respect to such Transferred Entity.

          7.3. (a) Stockholder shall indemnify and hold harmless Purchaser for all Taxes imposed on any Company or for which any Company may otherwise be liable for any taxable year or period that ends on or before the Closing Date with respect to such Company and, with respect to any taxable year or period beginning before and ending after such Closing Date, the portion of such taxable year or period ending on and including such Closing Date; provided, however,
                                                          --------  -------
that the indemnification provided in this Section 7.3(a) shall apply to any Taxes only to the extent attributable to a breach of the representations and warranties contained in Section 2.9 or Section 2.11. Stockholder shall be entitled to any refund of Taxes of such Company received for such periods to the extent that such refund relates to a Tax Return filed by Stockholder on or before the Closing Date with respect to such Company; and Purchaser shall otherwise be entitled to any such refund.

          (b) Purchaser shall be liable for and indemnify Stockholder for (i) Taxes imposed on any Company for any taxable year or period that begins after the Closing Date with respect to such Company and, with respect to any taxable year or period beginning before and ending after such Closing Date, the portion of such taxable year or period beginning after such Closing Date, (and Purchaser shall be entitled to any refund of Taxes of such Company received for such periods) and (ii) in the case of (x) a

Sale of CATV System Assets, (y) the assets of a Transferred Entity pursuant to
Section 9.2(a), or (z) the distribution of the net proceeds of any Sale pursuant to Section 9.2(b), Taxes, if any, imposed on Stockholder or any of its direct or indirect partners, or on any Transferred Entity for which Taxes Stockholder or any of its direct or indirect partners are held liable, with respect to any taxable gain resulting from such Sale (after, in the case of subclauses (x) and (y) above, offsetting such gain by any available losses of the Transferred Entity that holds a direct or indirect interest in such CATV System Assets) or the distribution of such net proceeds to the extent and only to the extent such Taxes exceed the Taxes that would have been imposed on Stockholder as a result of the Sale, prior to any such Sale of CATV System Assets, of the Stock or Shares, as the case may be, of such Transferred Entity.

          (c) Whenever it is necessary to determine the liability for Taxes of a Company for a portion of a taxable year or period that begins before and ends after the Closing Date with respect to such Company, such determination shall be made by assuming that the Company had a taxable year or period that ended at the close of business on such Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

          (d) After each Closing Date, Purchaser and Stockholder shall cooperate fully, as reasonably requested by the other

Party, in connection with the preparation and filing of any Tax Returns with respect to the Company to which such Closing Date relates and in preparing for and conducting any audits of, or disputes with any taxing authorities regarding, any Tax Returns of such Company.

          (e) Stockholder shall be liable for all transfer taxes arising from the sale of the Transferred Property.

          (f) The obligations of the Parties set forth in this Section 7.3 shall be unconditional and absolute and shall remain in effect without limitation as to time.

          8.  MISCELLANEOUS.

          8.1.  Expenses.  Each of the Parties covenants and agrees to bear all
                --------
costs and expenses it incurs in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein; provided, however,
                                                           --------  -------
that the Parties shall share equally the obligation to pay all filing fees related to any filings required under the HSR Act.

          8.2.  Benefit of Parties; Assignment.  This Agreement shall be binding
                ------------------------------
upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Parties; provided, however, that neither Party shall assign
                            --------  -------
its rights or delegate its obligations hereunder to any other Person without the prior written consent of the other Party; provided, further, that Purchaser may
                                          --------  -------
assign its rights hereunder, in whole or in part, to (i) a lender for collateral security purposes and

(ii) to one or more Subsidiaries of Purchaser; provided, however, that Purchaser
                                               --------  -------
shall remain liable for its obligations under this Agreement.

          8.3.  No Third-Party Beneficiaries.  This Agreement is for the sole
                ----------------------------
benefit of the Parties hereto and nothing herein expressed or implied to the contrary or otherwise shall give or be construed to give any other Person any legal, equitable or other rights hereunder except as expressly provided in Sections 7.2(a) and 7.2(b).

          8.4.  Entire Agreement.  This Agreement contains the entire
                ----------------
understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the Parties.

          8.5.  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

          8.6.  Governing Law.  This Agreement shall be governed by, and
                -------------
construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws.

          8.7.  Notices.  All notices hereunder shall be in writing and shall be
                -------
deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the Party to which notice is given, or to such changed address as such Party may have fixed by notice:

    To Stockholder:  Warburg, Pincus Investors, L.P.
                     466 Lexington Avenue
                     New York, New York 10017
                     Attn:  David A. Tanner

                          -with a copy to-

                     Stroock & Stroock & Lavan
                     7 Hanover Square
                     New York, New York 10004
                     Attn:  Susan O. Posen, Esq.

    To Purchaser:    Cablevision Systems Corporation
                     One Media Crossways
                     Woodbury, New York 11797
                     Attn:  General Counsel

                          -with a copy to-

                     Sullivan & Cromwell
                     125 Broad Street
                     New York, New York 10004
                     Attn:  John P. Mead, Esq.

provided, however, that any notice of change of address shall be effective only
- --------  -------
upon receipt.

          8.8.  Non-Recourse.  Notwithstanding anything contained in this
                ------------
Agreement to the contrary, it is expressly understood and agreed by the Parties that each and every representation, undertaking and agreement made in this Agreement on the part of Purchaser or Stockholder was not made or intended to be made as a personal or individual representation, undertaking or agreement on the part of the incorporator or any stockholder, director, officer, agent or partner, past, present or future, of Purchaser or Stockholder, or any of them, and no personal or individual liability or responsibility is assumed by and no recourse at any time shall be asserted or enforced against, any such incorporator, stockholder, director, officer, agent or partner, past, present or future, of Purchaser or Stockholder or any of them, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released.

          8.9.  Exclusive Remedy.  The exclusive remedy of each Party with
                ----------------
respect to (i) any failure of a representation and warranty made by the other Party in this Agreement to be true and correct on the date of this Agreement and on the Closing Date to which such representation and warranty relates, and (ii) any failure of the other Party to perform duly and punctually any covenant, agreement or undertaking on its part contained in this Agreement shall be as expressly set forth in Section 7, except that (x) Purchaser shall have (A) the right to seek specific performance or other equitable relief with respect to Stockholder's obligations under this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and (B) the rights contemplated by
Section 9.3(c) and (y) the remedies expressly provided in Section 9.3 shall constitute the sole and exclusive basis for and means of recourse between the parties with respect to a Default. Each Party expressly waives any and all other rights or causes of action it or any of its officers, directors, partners, agents and Affiliates may have against the other Party now or in the future under any laws, regulations or otherwise.

          8.10  Confidentiality; Public Announcements.
                -------------------------------------

          (a) Stockholder acknowledges that it and certain of its Affiliates have received and, prior to the Closing with respect to each Cable Operating Entity, may continue to receive information regarding the business and operations of such Cable Operating Entity, Purchaser and their respective Subsidiaries (the "Confidential Information"). Stockholder has taken and shall continue to take appropriate steps to insure that it and its partners, employees, representatives and agents keep such information confidential; provided, however, that Stockholder may disclose Confidential Information if it
- --------  -------
has received the written opinion of counsel that such disclosure is required by applicable law.

          (b) Each of the Parties agrees that, except as otherwise required by law, it shall consult with the other Party before issuing any press release or otherwise making any public statement with respect to the Transactions or the other Party or its Affiliates and shall not issue any press release or make any public statements with respect to the Transactions or the other Party or its Affiliates without the prior approval of the other Party, it being understood
                                                          -- ----------------
that, each Party shall be free to issue additional press releases or make additional public statements the substance of which, insofar as it relates to the Transactions or the other Party or its Affiliates, has previously been included in a press release or public statement approved by such other Party.

          8.11.  Intent of Parties.  The Parties intend that nothing in this
                 -----------------
Agreement shall be deemed to require either Party to cause a Cable Operating Entity to take any action or cause to be taken any action that would otherwise require approval of applicable franchise authorities prior to the time such approval is obtained.

9.   EXTENSION OF LOAN; SALES TO THIRD PARTIES.

          9.1. Loan to Stockholder.  (a)  If on or prior to the Nine-Month Date,
               -------------------
Purchaser has not delivered to Stockholder the Purchase Price with respect to Transferred Property for which the conditions to Purchaser's obligations set forth in Section 5 have been and continue to be satisfied, other than the receipt of Governmental Authorizations from State or local authorities and required consents and approvals from, and notices to, lenders and counterparties to contracts, in each case described in Schedule 3.4, then on the Nine-Month Date Purchaser or one or more of its designated Subsidiaries shall extend a loan to Stockholder in an amount equal to such Purchase Price (each, a "Loan").
                                                                   ----

          (b) At any time and from time to time prior to the Nine-Month Date, upon ten Business Days' notice to Stockholder, Purchaser may extend a Loan to Stockholder in the amount of the Purchase Price with respect to any Transferred Property; provided, however, that Purchaser shall have no right under this
          --------  -------
Section 9.1(b) to extend a Loan with respect to the ARCS Shares unless the Closings or an extension of a Loan with respect to the

Stock and the Framingham Shares shall have occurred prior or contemporaneous thereto; and provided, further, that all filings required to be made under the
             --------  -------
HSR Act shall have been made and the applicable waiting period under the HSR Act shall have expired or been terminated and, with respect to a Loan to be secured by ARCS Shares, the GECC Guaranty and Pledge Agreement shall have been terminated.

          (c) Each Loan shall be evidenced by a promissory note substantially in the form set forth as Exhibit 9.1(a) and shall be secured by a first priority perfected security interest in (i) in the case of a Loan made in respect of the Purchase Price for the Stock of WP Cable, Inc., such Stock and WP Cable Inc.'s partnership interest in CVN; (ii) in the case of a Loan made in respect of the Purchase Price for the Stock of WP Nashoba Cable, Inc., such Stock and WP Nashoba Cable, Inc.'s partnership interest in ARCP and ownership interest in the $3,500,000 Subordinated Note described in Section 2.9; (iii) in the case of a Loan made in respect of the Purchase Price for the Framingham Shares, such Shares and Stockholder's ownership interest in the Framingham Partners Loan; and
(iv) in the case of a Loan made in respect of the Purchase Price for the ARCS Shares, such Shares, all as further set forth in a pledge agreement (the form of which is set forth in Exhibit 9.1(c) (the "Pledge Agreement")), which shall be
                                           ----------------
executed by Stockholder, as of the date on the Loan to which it relates is made, and delivered by Stockholder to Purchaser, along with the promissory note relating to such Loan and such further instruments and documents as may be requested by Purchaser (or its designated Subsidiary) pursuant to Section 4(c) of the Pledge Agreement, simultaneous with the extension by Purchaser of such Loan. Each Loan otherwise shall be nonrecourse to Stockholder.

          9.2  Actions by Purchaser After Loan Extension.  (a)  Following the
               -----------------------------------------
extension by Purchaser of a Loan pursuant to Section 9.1, Purchaser, acting in its sole discretion, may, in addition to its other rights under this Agreement,
(i) sell, or cause the sale of, the Transferred Entity to which such Loan relates, the assets of such Transferred Entity, or the assets of any CATV System ("CATV System Assets") in which such Transferred Entity holds a direct or
  ------------------
indirect interest, at such price and on such terms as Purchaser shall determine including by means of a sale in which Purchaser or one or more of its subsidiaries is the buyer (each, a "Sale") or (ii) enter into any refinancing
                                    ----
of all or any portion of the indebtedness of or relating to such Transferred Entity or any assets in which such Transferred Entity holds a direct or indirect interest, on such terms as Purchaser shall determine (a "Refinancing").
                                                         -----------
Stockholder shall cooperate fully in any Sale or Refinancing and shall execute and deliver all consents, approvals, waivers, instruments and documents of sale that Purchaser, in its discretion, determines to be necessary or desirable in connection with such Sale or Refinancing, including without limitation any such consents, approvals, waivers, instruments and documents requested by

Purchaser prior to the extension of such Loan (such consents, approvals, waivers, instruments and documents to be conditioned on the extension of such
Loan), and Stockholder hereby consents, on behalf of itself and its Affiliates, to each such Sale and Refinancing; provided, however, that Stockholder shall not
                                   --------  -------
be required to deliver any representations and warranties or enter into any covenants or undertakings in connection with a Sale or Refinancing that would be reasonably likely to result in Stockholder incurring liability to a third party that would exceed its potential liability under Sections 7 and 9.3 of this Agreement to Purchaser and Purchaser's officers, directors, agents and Affiliates under this Agreement had the Transferred Property to which such Loan relates been sold to Purchaser as contemplated by Section 1.

          (b) The net proceeds of any Sale of Shares or Stock with respect to which a Loan has been extended and remains outstanding (including any such Sale to Purchaser pursuant to Section 1, in which case Purchaser may offset the Purchase Price of such Shares or Stock against the amount owing with respect to the Loan relating to such Shares or Stock) or of any partnership interest or asset constituting Collateral shall constitute Proceeds to be delivered solely to Purchaser for application to the repayment of the Loan pursuant to the terms of the Pledge Agreement. The net proceeds of any Sale of CATV System Assets in which a Cable Operating Entity holds a direct or indirect interest shall be used by such Cable Operating Entity for such purposes as may be determined by the manager of such Cable Operating Entity, acting in its sole discretion; provided, however, that in the event any such
                               --------  -------
amounts are distributed to or on behalf of Stockholder or any Company, by means of dividend or distribution, in liquidation or upon dissolution or otherwise, such amounts shall constitute Proceeds to be delivered solely to Purchaser for application to the repayment of the Loan pursuant to the terms of the Pledge Agreement.

          (c) Upon Purchaser's receipt of Proceeds pursuant to Section 9.2(b), Purchaser shall deliver to Stockholder a written instrument, in form reasonably satisfactory to Stockholder, discharging Stockholder from its repayment obligations under the Loan relating to such Proceeds to the extent of (i) in the case of Proceeds arising from a Sale of all (or the last remaining portion) of the Stock or all (or the last remaining portion) of the Shares, as the case may be, of the Transferred Entity to which such Loan relates, the entire principal and interest outstanding under such Loan, (ii) in the case of Proceeds arising from a Sale of a portion of the Stock or the Shares, as the case may be, of the Transferred Entity to which such Loan relates, that proportion of the principal and interest outstanding under such Loan that bears the same relationship to the total principal and interest outstanding as such Stock or Shares, as the case may be, bears to the total Stock or Shares constituting Collateral under such Loan immediately prior to such Sale, and (iii) in the case of Proceeds arising from a Sale of CATV System Assets in which the Transferred Entity to which such Loan relates holds a direct or indirect interest, (x) that proportion of the principal and interest outstanding under such Loan that Purchaser determines bears the same relationship to the total principal and interest outstanding as the value of such CATV System Assets bears to the value of all CATV System Assets in which such Transferred Entity holds a direct or indirect interest immediately prior to such Sale or (y) upon the Sale of all or the last remaining CATV System Assets in which such Transferred Entity holds a direct or indirect interest, the entire principal and interest under such Loan. Thereupon, Purchaser automatically shall be discharged from its payment obligations with respect to the Purchase Price to which such Loan relates to the extent of an amount equal to the amount discharged under such Loan. Notwithstanding the foregoing, in the event that Stockholder receives proceeds from any such Sale of Shares or Stock, whether pursuant to the operation of the UCC (as such term is defined in the Pledge Agreement) or otherwise, the amount of which exceeds the Purchase Price with respect to such Shares or Stock, the amount of such excess shall be paid over to Purchaser as an incentive fee in consideration of Purchaser's facilitation of the Transactions. Stockholder's obligation to pay over such excess shall be secured by a pledge to Purchaser of Stockholder's right title and interest in such excess.

          9.3.  Waiver and Reinstatement of Selling
                -----------------------------------
                Procedures.
                -----------

          (a) Stockholder and Purchaser hereby irrevocably waive (subject only to the provisions of Sections 9.3(b) and (c)) their rights under the selling procedures set forth in (i) Exhibit V to the Letter Agreement; (ii) Article IV of the Nashoba Agreement, dated as of June 30, 1994, between Stockholder and Purchaser (the "Nashoba Agreement"); (iii) Article IV of the Stockholder
                -----------------
Agreement, dated as of August 8, 1994, between Stockholder and Purchaser (the

"Framingham Agreement"); and (iv) Section 7.6 of the CVN Partnership Agreement,
- ---------------------
as each such agreement may be amended through the last Closing Date under this Agreement (the "Selling Procedures"); provided, however, that, notwithstanding
                ------------------    --------  -------
the foregoing, in the event that, prior to the Closing or the extension of a Loan with respect to the ARCS Shares, ARCS breaches the financial covenants set forth in Section 6.3 of the GECC Loan Agreement (as such term is defined in the Letter Agreement), and either (i) Purchaser does not cure such breach by making a Category I Capital Contribution (as such term is defined in the GECC Loan Agreement), and such breach results in the acceleration of the maturity of the indebtedness thereunder and such indebtedness becoming due and payable prior to its stated maturity, or (ii) Stockholder makes such Category I Capital Contribution pursuant to Paragraph I.A. of the Letter Agreement, Stockholder shall have the right, acting pursuant to Paragraph

V.A. of the Letter Agreement, to commence the Selling Procedures set forth in
Exhibit V thereto.

          (b) If (i) Purchaser fails to fulfill its obligations to extend a Loan pursuant to Section 9.1(a) with respect to any Transferred Property (a "Default"), or (ii) a sale and purchase of any Transferred Property has not
- --------
occurred on or prior to the Nine-Month Date because of a failure of the conditions to Purchaser's obligations set forth in Section 5.7 consisting of a failure to obtain all required consents and approvals from, and notices to, lenders under bank credit facilities of Purchaser, the waiver of the Parties set forth in Section 9.3(a) shall be rescinded insofar as it relates to such Transferred Property and Stockholder immediately shall have the right to commence the Selling Procedures solely with respect to (x) if such Transferred Property is Stock, the Cable Operating Entity in which the Company issuing such Stock holds an interest and (y) if such Transferred Property is Shares, the Cable Operating Entity issuing such Shares; provided, however, that in
                                            --------  -------
connection with any Selling Procedures commenced pursuant to this Section 9.3(b), Purchaser shall have no right of first offer or right to deliver any Sale Deferral Notice (as such term is defined in the relevant Selling Procedures) and shall be deemed for purposes of such Selling Procedures to be a Bidding Stockholder (in the case of Selling Procedures relating to ARCS), a Bidding Partner (in the case of Selling Procedures relating to CVN) or a Bidding Party (in the case of Selling Procedures relating to Framingham or

ARCP), as such terms are defined in the relevant Selling Procedures; and provided, further, that, notwithstanding to the contrary any provisions set
- --------  -------
forth or referred to in such Selling Procedures governing the distribution of sale proceeds, the net proceeds (after the payment of all sales related expenses) of each sale pursuant to any Selling Procedures commenced pursuant to this Section 9.3(b) shall be distributed, after repayment of all obligations of the Cable Operating Entity to which such Selling Procedures relate (including without limitation (A) obligations for the repayment of indebtedness (including without limitation obligations to repay lenders and, in the case of Selling Procedures commenced with respect to ARCS, obligations to repay Purchaser for subordinated general and administrative expenses with respect to ARCS but excluding amounts owed to Purchaser with respect to (x) in the case of Selling Procedures commenced with respect to ARCP, its Partner Loan (as such term is defined in the Nashoba Agreement) and (y) in the case of Selling Procedures commenced with respect to the Framingham Shares, the $300,000 loan evidenced by the Subordinated Note Due August 9, 2004 of Cablevision of Framingham, Inc.),
(B) obligations to repay Purchaser or any of its Affiliates for any other accrued and unpaid general and administrative expenses or any unpaid management fees and any interest due thereon in each case pursuant to any applicable agreement described on Exhibit 4.8 (but only to the extent such amounts were permitted to be paid on a current basis prior to the commencement of such Selling Procedures) and (C) any required reserves), as follows:

          First, to Stockholder in an amount equal to the Purchase Price for
          -----
     such Transferred Property (but without reference to any amounts owing with respect to the Purchase Price for any other Transferred Property under this Agreement); and

          Second, to Purchaser in the amount of any remaining proceeds, without
          ------
     right of counterclaim with respect to, or set-off against, any other amounts owing by Purchaser under this Agreement, which rights Stockholder irrevocably waives in their entirety.

          Notwithstanding anything to the contrary in this Agreement, Stockholder shall have no right to apply any amounts otherwise distributable to Purchaser pursuant to the foregoing procedures with respect to any Transferred Property to the payment of any amounts payable under this Agreement with respect to any other Transferred Property; and Stockholder's right to commence Selling Procedures pursuant to this Section 9.3(b) with respect to the ARCS Shares, the Framingham Shares, or the Stock of either Company, as the case may be, and its obligations with respect to the application of the net proceeds of any sale pursuant to such Selling Procedures, shall be separate and distinct from its rights and obligations arising under this Section 9.3(b) with respect to any other Transferred Property.

          (c) If (i) a sale and purchase of Transferred Property has not occurred on or prior to the Nine-Month Date because of Stockholder's failure to comply with and duly perform in all material respects all agreements and conditions required on its part to be complied with or performed or because of any other failure of the conditions to Purchaser's obligations set forth in Section 5 (other than (x) a failure to receive Governmental Authorizations from State or local authorities described in Schedule 3.4, in which case Purchaser shall be obligated to extend a Loan pursuant to Section 9.1(a), or (y) a failure of the conditions set forth in Section 5.7 consisting of a failure to obtain all required consents and approvals from, and notices to, lenders under bank credit facilities of Purchaser, in which case Stockholder shall have the rights set forth in Section 9.3(b)(ii)) and (ii) Purchaser has not extended a Loan pursuant to Section 9.1(b) with respect to such Transferred Property, the waiver of the Parties set forth in Section 9.3(a) shall be rescinded and the Operative Agreements relating to such Transferred Property thenceforward shall operate in accordance with their terms, except that with respect to CVN Purchaser shall have, in addition to its other rights set forth herein and in the Selling Procedures included in Section 7.6 of the CVN Partnership Agreement, the right to deliver a sale deferral notice (as defined in such Agreement) delaying the commencement of any offering for sale of CVN to a date not later than the first anniversary of the Nine-Month Date; provided, however, that if such sale and
                                    --------  -------
purchase of Transferred Property has not occurred solely because of a failure of the condition set forth in Section 5.4 and such failure is caused other than by Stockholder, or any of its officers, directors, partners, agents or

Affiliates, Purchaser shall have no right to deliver such a sale deferral notice).

          10.  DEFINITIONS.

          (a) As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

     "Adjustment" of a Purchase Price shall mean that (A) if the Closing Date to
      ----------
     which such Purchase Price relates occurs (or a Loan is extended with respect to such Purchase Price) prior to the Five-Month Date, such Purchase Price shall be reduced by discounting such Purchase Price at the rate of eight percent (8%) per annum, compounded quarterly, for the actual number of days remaining between such Closing Date and the Five-Month Date and (B) if such Closing Date occurs (or a Loan is extended with respect to such Purchase Price) subsequent to the Five-Month Date, such Purchase Price shall be increased at the rate of eight percent (8%) per annum, compounded quarterly, for the actual number of days elapsed between the Five-Month Date and such Closing Date; provided, however, that (i) upon the extension
                                 --------  -------
     of a Loan to Stockholder, no further Adjustment shall be made to the Purchase Price to which such Loan relates; and (ii) no further Adjustment shall be made to any Purchase Price on or after the Nine-Month Date unless the conditions set forth in Section 5 to Purchaser's obligations to purchase Transferred Property have been and continue to be satisfied and Purchaser fails to effect such purchase, in which case the Purchase Price with respect to such Transferred Property shall continue to be subject to Adjustment until the date that is nine months after the Nine-Month Date and, thereafter, no further Adjustment to such Purchase Price shall be made.

     "Affiliate" with respect to any Person means any other Person controlling,
      ---------
     controlled by or under common control with such Person.

     "ARCS" shall have the meaning set forth in the recitals.
      ----

     "ARCS Shares" shall have the meaning set forth in the recitals.
      -----------

     "ARCP" shall mean A-R Cable Partners, a Delaware general partnership .
      ----

     "Associate" shall have the meaning set forth in the Letter Agreement.
      ---------

     "Broker" shall have the meaning set forth in the Letter Agreement.
      ------

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day
      ------------
     on which banks in New York City are authorized or obligated by law or executive order to close.

     "Cable Operating Entity" shall mean ARCS, ARCP, CVN or Framingham, as the
      ----------------------
     context requires.

     "CATV System" means a cable network for distribution of television, other
      -----------
     audio-visual and/or FM radio signals (broadcast, closed circuit or otherwise) to viewers within a particular area, which right to broadcast is franchised or otherwise authorized, including all assets used by such CATV System in the ordinary course of business, which assets shall include without limitation all municipal, state and federal franchises, licenses, authorizations and permits relating to such CATV System, all contracts, leases, easements and agreements pertaining to such business and the operation thereof, all subscriber accounts and customer and trade accounts receivable arising out of or relating to such CATV System, all personal property, including without limitation cash and cash equivalents, plant and equipment, vehicles and furniture and other personal property used in connection with the business of such CATV System, all real property, together with all improvements, fixtures, easements, rights of way, leasehold and other interests in real property owned and relating to such CATV System, all patents, tradenames, trademarks, service marks, or copyrights necessary, used, owned or held for use with respect to a CATV System, and all other assets owned or leased and used in the operation of such CATV System, all contracts and agreements with the subscribers thereof, all subscriber lists, all inventories of materials and supplies relating to the CATV System, and all designs, maps, plans, diagrams, books and records (including without limitation such records relating to the CATV System as are contained in any computer media) relating to such CATV System.

     "CATV System Assets" shall have the meaning set forth in Section 9.2(a).
      ------------------

     "Change of Control" with respect to Purchaser shall be deemed to have
      -----------------
     occurred at the time (A) any Person, other than one comprised solely of members of the Dolan Group or any employee benefit plan sponsored by Purchaser (or one of its Subsidiaries), shall purchase any common stock of

     Purchaser (or securities convertible into or exchangeable for such common stock), provided that after consummation of such purchase, the Person in question is the "beneficial owner" (which term shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the combined voting power of the then outstanding voting securities of Purchaser; (B) there shall occur (1) a reorganization, merger, consolidation, recapitalization, exchange offer, purchase of assets or other transaction, in each case, with respect to which the Persons who were the beneficial owners of Purchaser immediately prior to such a transaction do not, immediately after consummation thereof, beneficially own more than 50% of the combined voting power of the then outstanding voting securities of the reorganized, merged, recapitalized or resulting entity, or (2) a liquidation or dissolution of Purchaser; or (C) Purchaser shall own or manage CATV Systems serving in the aggregate less than 500,000 subscribers.

     "Closing" shall have the meaning set forth in Section 1.2.
      -------

     "Closing Date" with respect to the Stock of a Company, the ARCS Shares or
      ------------
     the Framingham Shares, as the case may be, shall mean the date that is five Business Days after the delivery by Purchaser to Stockholder of a notice in writing stating that (i) all consents, transfers, approvals, orders, qualifications and waivers contemplated by Schedule 3.4 hereof with respect to the purchase and sale hereunder of such Stock or Shares, as the case may be, have been obtained and (ii) in the case of the Closing Date with respect to the ARCS Shares, the Closings with respect to the Stock and the Framingham Shares shall have occurred prior to, or simultaneous with, the Closing with respect to the ARCS Shares.

     "Code" means the Internal Revenue Code of 1986, as from time to time
      ----
     amended or replaced.

     "Collateral" shall have the meaning set forth in the Pledge Agreement.
      ----------

     "Companies" and "Company" each shall have the meaning set forth in the
      ---------       -------
     recitals.

     "CVN" shall mean Cablevision of Newark, a New York general partnership.
      ---

     "CVN Partnership Agreement" shall mean the Partnership Agreement of CVN,
      -------------------------
     dated as of October 18, 1991 between CSC Gateway Corporation and WP Cable, Inc., as amended through the last Closing Date pursuant to this Agreement.

     "Damages" shall mean any and all losses, fines, penalties, costs,
      -------
     deficiencies, liabilities, obligations, judgments, settlements (including without limitation settlement amounts), claims, demands or damages, including without limitation reasonable out-of-pocket costs, expenses, costs of investigation, consultant or experts fees and attorneys' fees, including but not limited to any such costs, expenses and attorneys' fees incurred in enforcing the right of an indemnified party to indemnification against any indemnifying party or in connection with any judicial appeal with respect thereto.

     "Default" shall have the meaning set forth in Section 9.3(b).
      -------

     "Dolan Group" shall mean (i) Charles F. Dolan, any spouse, child, child of
      -----------
     a spouse, parent, grandchild or other descendant of Charles F. Dolan (where applicable in each of the foregoing instances, whether natural or adopted), and any other intestate distributee, heir or legatee of Charles F. Dolan;
     (ii) any trust of which there are no principal beneficiaries other than any of the Persons described in clause (i) above or any partnerships, limited liability companies or corporations of which there are no partners, members or stockholders other than the Persons described in clause (i) above; (iii) any legal representative, guardian or conservator of any of the Persons described in clause (i) above; (iv) the intestate estate of any of the Persons described in clause (i) above; and (v) The Dolan Family Foundation, a New York not-for-profit corporation.

     "Five-Month Date" shall mean the date that is five (5) months after the
      ---------------
     date of this Agreement.

     "Framingham" shall have the meaning set forth in the recitals.
      ----------

     "Framingham Partners Loan" shall have the meaning set forth in Section 1.2.
      ------------------------

     "Framingham Shares" shall have the meaning set forth in the recitals.
      -----------------

     "GECC Guaranty and Pledge Agreement" means the Non-Recourse Guaranty and
      ----------------------------------
     Pledge Agreement dated as of May 11, 1992, as amended through the date of this Agreement, between Stockholder and General Electric Capital Corporation.

     "Governmental Authorizations" means all governmental licenses, franchises,
      ---------------------------
     permits, approvals and other
     governmental authorizations reasonably necessary for the ownership or operation of a CATV System.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
     as from time to time in effect prior to the Closing.

     "Letter Agreement" means the Letter Agreement, dated February 12, 1992, by
      ----------------
     and among Stockholder, Purchaser and ARCS, as amended to the Closing Date with respect to the ARCS Shares.

     "Lien" means any lien, charge, mortgage, security interest, claim, option,
      ----
     restriction or encumbrance, actual or contingent, affecting any tangible or intangible assets to be transferred pursuant to this Agreement.

     "Loan" shall have the meaning set forth in Section 9.1.
      ----

     "Nashoba Agreement" shall have the meaning set forth in Section 9.3(a).
      -----------------

     "Nine-Month Date" shall have the meaning set forth in Section 4.5.
      ---------------

     "Operative Agreements" shall have the meaning set forth in Section 4.8.
      --------------------

     "Party" shall mean Stockholder or Purchaser, as the context requires.
      -----

     "Person" means any individual, partnership, corporation, association, trust
      ------
     or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

     "Pledge Agreement" shall have the meaning set forth in Section 9.1(c).
      ----------------

     "Proceeds" shall have the meaning set forth in the Pledge Agreement.
      --------

     "Purchase Price" shall have the meaning set forth in Section 1.1.
      --------------

     "Sale" shall have the meaning set forth in Section 9.2(a).
      ----

     "Shares" shall have the meaning set forth in the recitals.
      ------

     "Stock" shall have the meaning set forth in the recitals.
      -----

     "Subsidiary" means, with respect to any Person (the "parent"), any
      ----------
     corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

     "Swap Agreement" has the meaning set forth in Section 4.3.
      --------------

     "Taxes" shall mean all federal, state or local income, gross receipts,
      -----
     windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of a Person, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Tax Returns" shall mean all reports and returns required to be filed with
      -----------
     respect to the Taxes.

     "Transactions" shall have the meaning set forth in Section 2.2.
      ------------

     "Transferred Entity" shall have the meaning set forth in Section 5.2.
      ------------------

     "Transferred Property" shall have the meaning set forth in the introductory
      --------------------
     paragraph to Section 5.

          (b) References herein to a specific Section or Schedule shall refer, respectively, to a Section or Schedule of this Agreement unless the express context otherwise requires.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the day and year first above written.

                              WARBURG, PINCUS INVESTORS, L.P.

                              By:   Warburg, Pincus & Co.,
                                    General Partner


                              By:
                                    ---------------------------------
                                    General Partner



                              CABLEVISION SYSTEMS CORPORATION


                              By:
                                    ---------------------------------
                                    Name:
                                    Title: